Exhibit 99.1

LINN Energy Prices $1.8 Billion of 6.25 Percent Senior Notes

HOUSTON, Feb. 28, 2012 (GLOBE NEWSWIRE) – LINN Energy, LLC (Nasdaq:LINE) and its wholly owned subsidiary, Linn Energy Finance Corp., announced today a private offering to eligible purchasers of $1.8 billion in aggregate principal amount of 6.25 percent senior unsecured notes due 2019 at an offering price equal to 99.989 percent of par. LINN Energy intends to use the net proceeds from the notes offering to fund the pending Hugoton Basin acquisition, to repay indebtedness outstanding under its revolving credit facility, and for general corporate purposes. The offering is expected to close March 2, 2012, subject to satisfaction of customary closing conditions. The closing of this offering is not contingent upon closing the pending Hugoton Basin acquisition.

The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The LINN Energy logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6573

This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about the offering, acquisitions, including the Hugoton Basin acquisition, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including the company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the company’s Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	LINN ENERGY, LLC

Investors:
Clay Jeansonne, Vice President - Investor Relations
281-840-4193

Media:
Paula Beasley, Manager, Public Affairs & Communications
281-840-4183